CONTACTS:

Doug Barnett – Financial Analysts 972-987-3352 barnettd@ugs.com

Mendi Paschal – Media

972-987-3210

paschal@ugs.com

FOR RELEASE: 8:00 A.M. CDT, THURSDAY, AUGUST 11, 2005

UGS Reports Second Quarter 2005 Consolidated Revenue of US$285.0 Million, or 26.6 Percent Growth

Performance marks eighth consecutive quarter of year-over-year total revenue growth for product lifecycle management (PLM) industry leader

UGS extends strong lead in high-growth Collaborative Product Development Management (cPDM) segment with 73.9 percent revenue increase year-over-year including acquisitions, or 42.3 percent without acquisitions

PLANO, Texas – UGS Corp., a leading global provider of product lifecycle management (PLM) software and services, today announced financial results for the second quarter ended June 30, 2005. In the second quarter, UGS marked its eighth consecutive quarter of year-over-year total revenue growth and expanded its market leadership position in the high-growth Collaborative Product Development Management (cPDM) space with a year-over-year 73.9 percent revenue increase including acquisitions, or 42.3 percent without acquisitions. In addition, UGS’ CAD/CAM/CAE (CAx) business grew above the projected industry analyst average of a compound annual growth rate of approximately 4 percent.

UGS’ growth in the cPDM and CAx segments was fueled by enterprise contracts — which UGS defines as contracts with total contract value of more than US$1 million each — in both core and new PLM industry segments. Enterprise contracts through the first half of 2005, on the strength of a double-digit number of enterprise signings in the second quarter, increased by more than 19 percent over the same period a year ago. In addition, new industry segment contract signings more than doubled in the first half of 2005 compared to the same period a year earlier.

Second quarter financial highlights include (numbers include the impact of UGS’ acquisition of Tecnomatix, which closed on April 1, 2005):

•	Total revenue increased to US$285.0 million, or 26.6 percent growth over the same period a year earlier, and includes US$81.8 million in license software revenue, or a 19.0 percent year-over-year increase. Acquisitions added revenue of US$23.0 million. The company saw an increase in total revenue in each geographic segment compared to the same period in 2004.

•	Adjusted operating income (defined below) was US$48.0 million compared to US$31.0 million in the same period a year earlier. Reported operating income was US$3.2 million and includes the impact of acquisition related intangible amortization costs of US$39.0 million. In addition, reported operating income includes an in-process research and development charge of US$4.1 million and a restructuring charge of US$1.8 million. In the same period a year prior, the company reported an operating loss of US$37.6 million which included acquisition related intangible amortization costs of US$17.8 million and an in-process research and development charge of US$50.8 million.

•	Adjusted EBITDA (defined below) was US$52.1 million and was in line with company expectations given the desire to increase the investment in research and development, selling and marketing, and the increase in costs associated with being an independent company. In the second quarter of 2004, UGS recorded adjusted EBITDA of US$54.2 million.

•	In the figures presented above, the company has not made adjustments for the impact of deferred revenues written off in connection with the acquisition of the company and acquisitions by the company. These write offs had the effect of reducing second quarter 2005 revenues and earnings by US$3.4 million and second quarter 2004 revenues and earnings by US$10.4 million.

“During the second quarter, UGS marked its one year anniversary of operating independently, by continuing to drive revenue growth and exceeding market growth rates in both segments of the PLM market,” said Tony Affuso, chairman, CEO and president of UGS. “Combining this strong financial performance with successful product introductions and major events directly reaching in excess of 100,000 customers and prospects, it was another banner quarter for UGS. As the value of PLM becomes more widely known, we’re unarguably marching toward our vision to enable a world where organizations and their partners collaborate through global innovation networks.”

Business Highlights
In the second quarter UGS (the company expects to realize revenue from the contracts highlighted below over multiple quarters):

•	Signed several key CAx contracts, including:

— Fiat, which continued to invest in UGS technology and ordered US$1.8 million for CAx software and other products and services.

— Dyson, the maker of no loss of suction vacuum cleaners and digital motors, which ordered additional seats of UGS NX software. UGS is Dyson’s sole PLM provider, including CAD and CAM applications.

— Panasonic Factory Solutions Co., Ltd. of Osaka, Japan, which purchased UGS’ NX CAD/CAE and Teamcenter Engineering, adding to their existing installation of UGS’ NX digital product development software. Panasonic Factory Solutions uses NX CAE applications to perform digital engineering analysis and simulation on their high-technology industrial equipment used in the fabrication of printed circuit boards.

•	Announced several key contracts with customers in a wide range of industries across each of the company’s three geographic regions, including P&G for Teamcenter Sourcing; IHI Marine United, Japan’s leading shipbuilding company, for NX and Teamcenter software; and Patria Vehicles Oy, part of the Patria Group, which standardized on UGS’ NX™ and Teamcenter™ software and services for product development throughout its organization and supply chain.

•	Launched Teamcenter 2005, the world’s first integrated software solution to close the gap between idea capture and comprehensive product lifecycle management. Teamcenter 2005 powers new product ideas from concept to reality by integrating Idea Management and Requirements Planning into the complete digital lifecycle management, product development and manufacturing process. Strong UGS relationships with Intel, HP and Microsoft complement solutions targeted at the industry’s most critical business initiatives including Product Development and Introduction, Global Product Development and Regulatory Compliance.

•	Hosted or participated in numerous major events across the world through which more than 60 UGS customers provided endorsements of their experiences deploying UGS solutions. These events included:

— UGS’ annual Analyst and Media Forum in New York, which served as the platform for launching Teamcenter 2005 along with concurrent launch events in London, Paris, Munich and Hong Kong.

— UGS’ annual Asia Pacific Executive Client Event, held this year in Korea and at which GM Daewoo Auto & Technology won the company’s Asia Pacific PLM Excellence Award.

— UGS’ Digital Manufacturing Symposium in Detroit, where attendance has now quadrupled in only two years.

— UGS’ Supplier Collaboration Summit in Tokyo, featuring General Motors and Siemens — two JT Open corporate members — discussing how the lightweight 3D JT data format has helped enable their successful product lifecycle collaboration projects.

— PLM World in Dallas, annually the world’s largest PLM user community, featuring attendance of nearly 1,600.

•	Completed the acquisition of Tecnomatix to create the number one digital manufacturing solutions provider in the PLM market for approximately $228 million. Tecnomatix became the digital manufacturing brand offered by UGS. The acquisition was UGS’ fourth since launching independent operations in May 2004.

•	Announced the signing of major systems integrator agreements with CSC and EDS. These alliances complement the company’s existing alliances with HP and Capgemini.

•	Announced that Asahi Electronics (AEC), Japan’s leading provider of real time 3D graphics and virtual reality solutions, joined the JT Open Program, continuing the strong global momentum for this rapidly expanding initiative. The JT Open program now has more than 100 members.

UGS will host its second quarter 2005 earnings with securities analysts live on the Internet at 10:30 a.m. Central time, Thursday, August 11, 2005. Presentation slides will be posted on www.ugs.com at 8:00 a.m. Central time. See below for webcast/teleconference access information.

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About UGS

UGS is a leading global provider of product lifecycle management (PLM) software and services with nearly 4 million licensed seats and 46,000 customers worldwide. Headquartered in Plano, Texas, UGS’ vision is to enable a world where organizations and their partners collaborate through global innovation networks to deliver world-class products and services while leveraging UGS’ open enterprise solutions, fulfilling the mission of enabling them to transform their process of innovation. For more information on UGS products and services, visit www.ugs.com.

# # #

Note: UGS and Teamcenter are registered trademarks of UGS Corp. or its subsidiaries in the United States and in other countries. Tecnomatix, JT2GO and Open Manufacturing Backbone are trademarks of UGS Corp. or its subsidiaries in the United States and in other countries. All other trademarks, registered trademarks or service marks belong to their respective holders.

The statements in this news release that are not historical statements, including statements regarding our business, results of operations expected financial performance and other statements identified by forward looking terms such as “may,” “will,” “expect,” “plan,” “anticipate” or “project,” are forward-looking statements. These statements are subject to numerous risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to developments in the PLM industry, loss or downsizing of customers, competition, failure to innovate, international operations and exchange rate fluctuations, terrorist activities, acquisitions, changes in pricing models, intellectual property and losses of key employees. UGS has included a discussion of these and other pertinent risk factors in its registration statement on Form S-4 most recently filed with the SEC. UGS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Adjusted operating income represents operating income (loss) adjusted for amortization of acquisition related intangible assets, restructuring charges, and charges for in-process research and development. Adjusted operating income is not a recognized term under generally accepted accounting principles, or GAAP. Adjusted operating income does not represent operating income (loss), as that term is defined under GAAP, and should not be considered as an alternative to operating income (loss) as an indicator of our operating performance. We have included information concerning adjusted operating income because we use such information when evaluating operating income to better evaluate the underlying performance of the Company. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income (loss), the GAAP measure we believe to be most directly comparable to adjusted operating income (in thousands).

	Successor		Predecessor
		Period of	Period of
	Three months	May 27, 2004	April 1, 2004
	ended	through	through
	June 30, 2005	June 30, 2004	May 26, 2004

Reconciliation of operating income (loss) to adjusted operating income:
Operating income (loss)	$3,150	$(33,204)	$(4,441)
Acquisition related intangible amortization	39,025	12,783	5,017
Restructuring	1,774	—	—
In-process research and development	4,100	50,819	—

Adjusted operating income	$48,049	$30,398	$576

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior secured credit facility entered into May 2004. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense as described below. EBITDA and Adjusted EBITDA are not a recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. UGS Corp. considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. We have included information concerning EBITDA and Adjusted EBITDA because we use such information in determining compensation of our management and in our review of the performance of our business. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA (in thousands).

	Successor		Predecessor
		Period of	Period of
	Three months	May 27, 2004	April 1, 2004
	ended	through	through
	June 30, 2005	June 30, 2004	May 26, 2004

Reconciliation of net (loss) income to EBITDA:
Net (loss) income	$(22,024)	$(44,688)	$(3,068)
Interest expense	25,216	7,956	812
(Benefit) provision for income taxes	(8,625)	3,748	(1,616)
Depreciation and amortization	43,869	14,005	13,262

EBITDA	$38,436	$(18,979)	$9,390

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$38,436	$(18,979)	$9,390
Impact of revenue reduction resulting from purchase accounting (a)	3,438	10,413	—
Impact of in-process research and development (b)	4,100	50,819	—
Restructuring (c)	1,774	—	—
Other items (d)	1,445	2,600	—
Currency translation impact (e)	2,956	—	—

Adjusted EBITDA	$52,149	$44,853	$9,390

	Successor		Predecessor
		Period of	Period of
	Six months	May 27, 2004	January 1, 2004
	ended	through	through
	June 30, 2005	June 30, 2004	May 26, 2004

Reconciliation of net (loss) income to EBITDA:
Net (loss) income	$(30,193)	$(44,688)	$22,393
Interest expense	46,379	7,956	2,021
(Benefit) provision for income taxes	(12,599)	3,748	10,092
Depreciation and amortization	81,403	14,005	33,471

EBITDA	$84,990	$(18,979)	$67,977

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$84,990	$(18,979)	$67,977
Impact of revenue reduction resulting from purchase accounting (a)	8,076	10,413	—
Impact of in-process research and development (b)	4,100	50,819	—
Restructuring (c)	1,774	—	—
Other items (d)	3,395	2,600	—
Currency translation impact (e)	6,756	—	—

Adjusted EBITDA	$109,091	$44,853	$67,977

(a) Removes the purchase accounting impact for the adjustment to deferred revenue.
(b) Removes the impact of acquired in-process research and development that resulted from the acquisition of UGS PLM Solutions Inc. for the period of May 27, 2004 through June 30, 2004 and from the acquisition of Tecnomatix Technologies, Ltd. for the three months ended June 30, 2005.
(c) Removes the impact of the restructuring charge.
(d) Represents the impact of management, consulting and advisory fees and related expenses paid to our parent companies and affiliates of each of our sponsors, as well as expenses associated with our retention incentive plan for certain members of management.
(e) Represents the net effect of unrealized gains and losses from revaluing the intercompany debt that resulted from the acquisition of UGS PLM Solutions Inc. and from hedging obligations used to offset foreign exchange currency balance sheet exposures.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Successor		Predecessor
	UGS Corp.		UGS PLM
			Solutions Inc.
		Period of	Period of
	Three months	May 27, 2004	April 1, 2004
	ended	through	through
	June 30, 2005	June 30, 2004	May 26, 2004

Revenue:
Software	$81,777	$40,470	$28,236
Maintenance	128,301	34,799	60,982
Services and other	74,932	26,705	33,942

Total revenue	285,010	101,974	123,160

Cost of revenue:
Software	5,944	2,476	1,517
Maintenance	14,495	5,379	6,777
Services and other	66,701	21,061	32,208
Amortization of capitalized software and acquired intangible assets	31,038	8,990	9,568

Total cost of revenue	118,178	37,906	50,070

Gross profit	166,832	64,068	73,090

Operating expenses:
Selling, general and administrative	110,410	31,923	57,277
Research and development	38,659	11,006	19,254
In-process research and development	4,100	50,819	—
Restructuring	1,774	—	—
Amortization of other intangible assets	8,739	3,524	1,000

Total operating expenses	163,682	97,272	77,531

Operating income (loss)	3,150	(33,204)	(4,441)
Interest expense and amortization of deferred financing fees	(25,216)	(7,956)	(812)
Other (expense) income, net	(8,583)	220	569

Loss before income taxes	(30,649)	(40,940)	(4,684)
Provision (benefit) for income taxes	(8,625)	3,748	(1,616)

Net loss	$(22,024)	$(44,688)	$(3,068)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Successor		Predecessor
	UGS Corp.		UGS PLM
			Solutions Inc.
		Period of	Period of
	Six months	May 27, 2004	January 1, 2004
	ended	through	through
	June 30, 2005	June 30, 2004	May 26, 2004

Revenue:
Software	$154,896	$40,470	$100,780
Maintenance	239,908	34,799	163,012
Services and other	142,771	26,705	94,011

Total revenue	537,575	101,974	357,803

Cost of revenue:
Software	10,400	2,476	7,163
Maintenance	27,858	5,379	21,177
Services and other	122,697	21,061	81,259
Amortization of capitalized software and acquired intangible assets	57,224	8,990	23,540

Total cost of revenue	218,179	37,906	133,139

Gross profit	319,396	64,068	224,664

Operating expenses:
Selling, general and administrative	205,579	31,923	136,817
Research and development	74,640	11,006	52,851
In-process research and development	4,100	50,819	—
Restructuring	1,774	—	—
Amortization of other intangible assets	16,309	3,524	2,500

Total operating expenses	302,402	97,272	192,168

Operating income (loss)	16,994	(33,204)	32,496
Interest expense and amortization of deferred financing fees	(46,379)	(7,956)	(2,021)
Other (expense) income, net	(13,407)	220	2,010

(Loss) income before income taxes	(42,792)	(40,940)	32,485
Provision (benefit) for income taxes	(12,599)	3,748	10,092

Net (loss) income	$(30,193)	$(44,688)	$22,393

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	Successor
	June 30,	December 31,
Assets:	2005	2004
Current assets
Cash and cash equivalents	$73,074	$58,400
Accounts receivable, net	238,291	233,180
Prepaids and other	19,945	23,869
Deferred income taxes	56,978	62,890

Total current assets	388,288	378,339

Property and equipment, net	36,651	33,751
Goodwill	1,429,655	1,317,948
Capitalized and acquired software, net	493,620	435,816
Customer accounts, net	216,032	217,961
Other intangible assets, net	146,880	116,501
Other assets	42,252	42,696

Total assets	$2,753,378	$2,543,012

Liabilities and Stockholder’s Equity:
Current liabilities
Accounts payable and accrued liabilities	$164,608	$150,290
Deferred revenue	157,867	110,027
Income taxes payable	299	337
Current portion of long-term debt	—	5,000

Total current liabilities	322,774	265,654

Other long-term liabilities	47,255	41,011
Deferred income taxes	221,170	217,122
Long-term debt	1,243,719	1,049,623
Stockholder’s equity
Common stock, $ .01 par value, 3,000 shares authorized; 100 issued and outstanding at June 30, 2005 and December 31, 2004	—	—
Additional paid-in capital	1,005,439	1,005,479
Retained deficit	(71,329)	(41,136)
Accumulated other comprehensive (loss) income, net of tax	(15,650)	5,259

Total stockholder’s equity	918,460	969,602

Total liabilities and stockholder’s equity	$2,753,378	$2,543,012